Exhibit 99.1

Mohegan Tribal Gaming Authority

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contributions (4)	Weighted Average Number of Slot Machines (5)
October-03	$812,478,659	$68,301,160	8.41%	$17,075,290	6039
November-03	$831,655,142	$66,729,665	8.02%	$16,682,416	6182
December-03	$817,805,454	$66,080,831	8.08%	$16,520,208	6220

Fiscal Year 2004	$2,461,939,255	$201,111,656	8.17%	$50,277,914

October-02	$755,336,012	$59,917,595	7.93%	$14,979,399	6201
November-02	790,469,893	61,769,045	7.81%	15,442,261	6201
December-02	799,064,535	62,112,276	7.77%	15,528,069	6201
January-03	755,983,685	56,914,049	7.53%	14,228,512	6201
February-03	704,911,367	56,260,649	7.98%	14,065,162	6201
March-03	820,155,889	67,485,001	8.23%	16,871,250	6164
April-03	768,893,246	63,787,752	8.30%	15,946,938	6125
May-03	845,057,812	70,125,219	8.30%	17,531,305	6117
June-03	823,576,764	65,616,941	7.97%	16,404,235	6073
July-03	863,751,158	72,768,856	8.42%	18,192,214	6039
August-03	925,318,977	75,807,891	8.19%	18,951,973	6039
September-03	801,846,779	64,076,444	7.99%	16,019,111	6039

Fiscal Year 2003	$9,654,366,117	$776,641,718	8.04%	$194,160,429

(1)	“Slot Handle” is defined as the total amount of coins, tokens, credits or currency placed into slot machines by patrons to play slot machines.

(2)	“Gross Slot Win,” sometimes referred to by the Authority as gross slot revenues, is defined as all amounts played in slot machines reduced by both (a) the winnings paid out and (b) all amounts deposited by the Authority into the slot machines to ensure sufficient coins in each machine to pay out the winnings.

(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.

(4)	“Slot Win Contributions” is defined as the portion of Gross Slot Win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win, or (b) the greater of (i) 25% of Gross Slot Win or (ii) $80.0 million.

(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.